Q3 2021 Earnings Supplemental Materials October 28, 2021

2 Forward-Looking Statements This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; our expectations around our ability to consummate our pending acquisition of ProQuest, which is subject to customary closing conditions including receipt of approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2020 annual report on Form 10-K/A, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, and Organic Revenues because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures.

3 Financial Highlights Nine Months Ended September 30, 20211Delivering on Our Promises 1. Revenue at constant currency. 2. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 3. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. Three Months Ended September 30, 20211 +55% $442M +54% $442M +3% $9M 43% +520bps Revenue1 Adjusted Revenue1,2 Adjusted organic revenue growth1,2 Adjusted EBITDA Margin2,3 +114% $44M Net Cash Operating Activities +542% $57M Adjusted Free Cash Flow2 +100% $1M Net income attributable to ordinary shares +76% $190M Adjusted EBITDA2 • 5% YTD adjusted organic revenue1,2 growth: ▪ On target to achieve full year 2021 organic revenue growth of 6% to 6.5% ▪ Expect strong fourth quarter growth towards the upper-end of target range of 6% to 8% • Continued sequential quarterly improvement of Adjusted EBITDA Margin2 in 2021 • Over-delivering on cost savings initiatives • Generating significant Adjusted Free Cash Flow2 +65% $1,316M +64% $1,321M +5% +$38M 41% +560bps Revenue1 Adjusted Revenue1,2 Adjusted organic revenue growth1,2 Adjusted EBITDA Margin2,3 +139% $306M Net Cash Operating Activities +146% $316M Adjusted Free Cash Flow2 69% $(105)M Loss attributable to ordinary shares +90% $544M Adjusted EBITDA2

4 • Announced $250M share repurchase program ▪ Extended through January 31, 2022 • Acquired Bioinfogate ▪ Reinforces position as premier provider of end-to-end research intelligence solutions for life sciences • Continue to expand new product launches and product enhancements with more than 60 new offerings and enhancements YTD 2021 • Completed customer migration to inside sales Centers of Excellence ▪ ~24,000 accounts now served efficiently via digitally-enabled sales with focus on increasing retention rates and capturing new logos ▪ Streamlines field sales force account coverage from approximately 60 down to 15 accounts, enhancing focus on large accounts ▪ Deploying 100 dedicated field sales specialists only focused on accelerating new business sales • CPA Global integration ahead of schedule ▪ On target to achieve $100M of cost synergies within 15 months of deal close Q3 Business Highlights

5 $108 $190 Q3’ 20 Q3’ 21 $286 $442 $110$64 $85$222 $246 Q3’ 20 Q3’ 21 Q3 Financial Results ($ in millions, actual f/x) Adjusted Revenue1 +54% actual f/x +54% constant f/x Subscription +11% Transactional +33% Adjusted EBITDA1 Adjusted EBITDA Margin2 43% up 520 basis points +76% Growth driven by the acquisition of CPA Global, increased organic subscription and transactional revenue, and cost savings initiatives, which drove significant Adjusted EBITDA growth and Margin expansion 1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. Re-occurring +100% Reported Revenue +55% actual f/x +55% constant f/x $284 $442 Q3’ 20 Q3’ 21 Organic Revenue Growth (at constant f/x) Subscription 3 % Transactional 3 % Adjusted Revenue 3%

6 $798 $1,316 YTD 2020 YTD 2021 $287 $544 YTD 2020 YTD 2021 $806 $1,321 $336 $174 $259$632 $725 YTD 2020 YTD 2021 YTD Nine Months Ended September Financial Results ($ in millions, actual f/x) Adjusted Revenue1 +64% actual f/x +61% constant f/x Subscription +15% Transactional +49% Adjusted EBITDA1 Adjusted EBITDA Margin2 41% up 560 basis points +90% Organic revenue growth of 5% with strong growth in Adjusted EBITDA; increases in revenue and over-delivering on cost savings initiatives are driving Adjusted EBITDA Margin expansion 1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 2. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. See the Appendix for a reconciliation of GAAP to Non-GAAP measures. Re-occurring +1% Reported Revenue +65% actual f/x +62% constant f/x Organic Revenue Growth (at constant f/x) Subscription 4 % Transactional 9 % Adjusted Revenue 5%

Financial Highlights

($ in millions except per share data)	Three Months Ended September 30, 2021	2020	% Change[2]	Organic[2]	Nine Months Ended September 30, 2021	2020	% Change[2]	Organic[2]	Q3'21 Commentary
Subscription revenue[1]	$ 246	$ 222	11 %	3 %	$ 725	$ 632	15%	3 %	Acquisitions, higher life sciences and healthcare data solutions, and CompuMark revenues, partially offset by TechStreet divestiture
Transactional revenue[1]	85	64	33 %	3 %	259	174	49%	9 %	Acquisitions, higher trademark search volumes, back file and custom data sales, partially offset by TechStreet divestiture
Re-occurring revenue[1]	110	—	100 %	— %	336	—	100%	— %	A component of revenue from the acquisition of CPA Global
Adjusted total revenues, net[1]	442	287	54 %	3 %	1,321	806	64%	5 %	
Annual Contract Value ("ACV")	937	861	9 %	3 %	937	861	9%	3 %	Acquisitions, organic growth and annual price increases
Adjusted EBITDA[1]	190	108	76 %	---	544	287	90%	---	Revenue growth with strong flow-through and benefit of cost savings/synergies
Adjusted EBITDA margin[1]	43 %	38 %	520bps	---	41 %	36 %	560bps	---	Combination of acquisitions and underlying growth and efficiencies within the core business
Other operating income (expense)	(4)	—	N/M	---	(20)	15	N/M	---	
Interest expense	(65)	(20)	222 %	---	(141)	(72)	95%	---	Higher interest payments as a result of debt financing for CPA Global acquisition and pending acquisition of ProQuest
Provision for income taxes	(4)	(4)	(17)%	---	(18)	(14)	32%	---	Impact of income in different tax jurisdictions
Cash taxes	10	12	(19)%	---	22	20	11%	---	In line with prior year
Net income (loss)	1	(182)	100 %	---	(105)	(337)	(69)%	---	Growth in operations and mark-to-market adjustments on financial instruments, offset by higher interest expense
Adjusted net income[1]	114	59	94 %	---	312	154	103%	---	Acquisitions, organic growth, the benefit of operational efficiencies and mark-to-market adjustments on financial instruments
Net income (loss) per share	—	(0.47)	(100)%	---	(0.17)	(0.91)	81%	---	
Adjusted diluted EPS[1]	0.16	0.14	13 %	---	0.48	0.39	23%	---	Adjusted net income growth, partially offset by a 77% increase in weighted average ordinary shares outstanding primarily driven by the acquisition of CPA Global and the June 2021 ordinary share and mandatory convertible preferred share offering to finance a portion of the purchase price for the pending acquisition of ProQuest

Clarivate™

1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
2. Includes the impact of foreign exchange

7

Selected Balance Sheet and Cash Flow Information

($ in millions)	September 30, 2021	December 31, 2020	$ Change	Commentary on Change
Cash and cash equivalents	$2,480	$258	$2,222	Primarily proceeds from June 2021 equity offering ($0.7B) and mandatory convertible preferred offering ($1.4B), with proceeds targeted to finance a portion of the purchase price of the pending ProQuest acquisition
Restricted cash	$1,854	$11	$1,843	Proceeds from $2.0B debt offering in June 2021 followed by the subsequent exchange offering of $1.84 billion in September, which is being held in escrow until the completion of the pending acquisition of ProQuest
Current portion of long-term debt	$1,866	$29	$1,837	Related to $2.0B debt offering noted above
Long-term debt outstanding	$3,444	$3,458	$(14)	Lower due to payment on term loan
Total debt outstanding	$5,369	$3,547	$1,821	Related to $2.0B debt offering and subsequent exchange offering, as noted above
Net debt[1]	$2,889	$3,290	$(401)	Lower primarily due to increase in cash and cash equivalents and positive free cash flow
	YTD September 30, 2021	**YTD September 30, 2020**		
Capital expenditures	$(86)	$(79)	$(8)	Primarily related to the addition of CPA Global
Cash flow from operations	$306	$128	$177	Driven by increased revenues and lower GAAP operating losses
Free cash flow[1]	$219	$49	$170	Higher operating cash flow partially offset by increased capital expenditures
Adjusted free cash flow[1]	$316	$129	$187	Driven by improvement in cash flow from operations and operational improvement initiatives, which streamlined operations by simplifying the organization

Clarivate™

1. See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

8

9 Delivering Increased Cost Savings Total Savings Permanent Savings Completed Through September 2021 Timing 2019 cost savings program $75 million $75 million $75 million Completed $75 million run-rate COVID related $30 million At least $5 million $5 million Completed end of 2020 DRG synergies $30 million $30 million $30 million Completed $30 million run-rate Q2 2021 CPA Global Savings $100 million $100 million $99 million $100 million run-rate exiting 2021 Total Cost Savings $235 million $210 million $209 million Permanent cost savings of $210 million

10 Reaffirmed 2021 Outlook* ($ in millions) Current Outlook Low High Adjusted Revenue $1,800 $1,840 Adjusted EBITDA $795 $825 Adjusted EBITDA margin % 44% 45% Adjusted Diluted EPS1 $0.70 $0.74 Adjusted Free Cash Flow $450 $500 See Appendix for reconciliation of GAAP to Non-GAAP measures. 1. Adjusted diluted EPS for 2021 is calculated based on approximately 668.4 million fully diluted weighted average shares outstanding. Continue to expect a strong fourth quarter with organic revenue growth towards the upper- end of target range of 6% to 8%

YTD 2021 Sustainability Highlights Q1-Q3 highlights Governance: • Board diversity statement published • Modern Slavery Statement revised and published • ISO 27001 certification achieved • Joined UN Global Compact Target Gender Equality & Sustainable Development Goals (SDG) Ambition Environment: • Submitted Carbon Disclosure Project (CDP) assessment • 100 top suppliers invited to participate in our ESG assessments Colleagues • Submitted Corporate Equality Index assessment • Launched DEIB council and 2021 scorecard • Launched Global Engagement Council (79 global and local groups) Community • First volunteer focus month completed; 32,000 volunteer hour annual goal • Launched volunteer recognition program Q4 focus Governance: • Complete colleague engagement and Customer Delight surveys • Complete annual Code of Conduct certification • Prepare for Global Sustainability Reporting Standard Environment: • Finalize Carbon Neutral approach, cost and plan • Collect site metrics and begin recycling program pilot • Invite Top 200+ suppliers to participate in our ESG assessments Colleagues • Progress on DEIB scorecard • Submit Global Workplace Equality Index assessment Community • Complete volunteer goal of 32,000 hours, with 12,000 focused on Diversity • Develop and advance additional strategic, social impact, and non-profit partnerships Good progress has been made in the first nine months of the year against our sustainability goals, including publishing our first sustainability report

12 2021 Virtual Investor Day November 8th Product Demo Day (10 am – 2 pm ET) – Covering academia, life sciences and healthcare, corporate, IP and Project Singularity November 9th Investor Day (10 am – 1 pm ET) – Business updates from: Contact investor relations for an invitation: Investor.relations@clarivate.com Please join us on Jerre Stead, Executive Chairman and CEO Gordon Samson, President IP Group Kerri Nelson, Chief Operations Officer Stefano Maestri, Chief Technology Officer Steen Lomholt-Thomsen, Chief Revenue Officer Richard Hanks, Chief Financial Officer Mukhtar Ahmed, President Science Group

APPENDIX

14 Presentation of Certain Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with US GAAP, including Adjusted Revenues and Adjusted EBITDA, because they are a basis upon which our management assesses our performance and we believe they reflect the underlining trends and indicators of our business. Adjusted Revenues Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions). Our presentation of Adjusted Revenues is presented for informational purposes only and is not necessarily indicative of our future results. You should compensate for these limitations by relying primarily on our US GAAP results and only using Adjusted Revenues for supplementary analysis. Adjusted EBITDA Adjusted EBITDA represents net loss before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. In evaluating Adjusted EBITDA you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all.

15 Presentation of Certain Non-GAAP Financial Measures Adjusted EBITDA The use of Adjusted EBITDA instead of US GAAP measures has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under US GAAP. For example, Adjusted EBITDA does not reflect: – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non-cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures. The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable. The Company cannot assure you that its estimates and assumptions will prove to be accurate. Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenues.

16 Presentation of Certain Non-GAAP Financial Measures Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company. We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period. Adjusted Net Income is calculated using net loss, adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share-based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016, separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019, non-operating income or expense, the impact of certain non-cash, mark to market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period. Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31, 2019 and the indenture governing our secured notes due 2026 issued by Camelot Finance S.A. and guaranteed by certain of our subsidiaries, respectively. In addition, the credit facilities and the indenture contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters. These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants. Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented and excess standalone costs. Excess standalone costs are the difference between our actual standalone company infrastructure costs, and our estimated steady state standalone infrastructure costs. We make an adjustment for the difference because we have had to incur costs under the transition services agreement with Thomson Reuters after we had implemented the infrastructure to replace the services provided pursuant to the transition services agreement, thereby incurring dual running costs. Furthermore, there has been a ramp up period for establishing and optimizing the necessary standalone infrastructure. Since our separation from Thomson Reuters, we have had to transition quickly to replace services provided under the transition services agreement, with optimization of the relevant standalone functions typically following thereafter. Cost savings reflect the annualized “run rate” expected cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the relevant period. These costs wound down at the end of December 31, 2020. Standalone Adjusted EBITDA is calculated under the credit facilities and the indenture by using our consolidated net income (loss) for the trailing 12-month period (defined in the credit facilities and the indenture as our U.S. GAAP net income adjusted for certain items specified in the credit facilities and the indenture) adjusted for items including: taxes, interest expense, depreciation and amortization, non- cash charges, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run-rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments of the type that were presented in the offering memorandum used in connection with the issuance of the secured notes due 2026 and earn-out obligations incurred in connection with an acquisition or investment.

17 Presentation of Certain Non-GAAP Financial Measures Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision-making and believe free cash flow and adjusted free cash is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt. Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease-exit activities, transition services agreement, transition, transformation and integration expenses, transaction related costs, interest on debt held in escrow, and debt issuance costs offset by cash received for hedge accounting transactions. Per Clarivate’s Non-GAAP policy effective January 1, 2021, we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019. Organic Revenues This illustrates growth in businesses owned by the Company as of January 1, 2020. Results excluding divestitures in this presentation exclude the previously announced November 6, 2020 divestiture of Techstreet.

18 Quarterly Financial Summary 1. Adjusted Revenue adds back the deferred revenue purchase accounting adjustment. 2. See the Appendix for a reconciliation of US GAAP to non-GAAP financial measures. ($ in millions) Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Revenues, net $243.0 $255.0 $240.6 $273.5 $284.4 $455.6 $428.4 $445.6 $442.1 Deferred revenue adjustment $0.1 $0.1 $1.9 $3.4 $2.1 $15.7 $3.0 $1.4 $0.1 Adjusted Revenue1,2 $243.1 $255.1 $242.5 $276.9 $286.5 $471.3 $431.5 $447.0 $442.2 Adj. Subscription Revenue1,2 $200.8 $209.5 $193.2 $216.5 $222.1 $235.9 $235.1 $243.6 $246.5 Adj. Transactional Revenue1,2 $42.3 $45.6 $49.2 $60.4 $64.4 $120.9 $84.2 $89.8 $85.4 Adj. Re-occurring Revenue1,2 --- --- --- --- --- $114.5 $112.2 $113.7 $110.4 Net Income (Loss) (As Restated) $(11.0) $(84.4) $(129.6) $(25.3) $(182.0) $25.0 $(24.0) $(82.2) $0.9 Adjusted EBITDA2 $77.0 $84.6 $78.2 $100.1 $108.2 $200.1 $164.8 $189.0 $190.0 Adjusted EBITDA margin %2 32% 33% 32% 36% 38% 42% 38% 42% 43%

19 Diluted Share Count Note: The analysis is not intended to replace the Treasury Stock Method as required under ASC 260, Earnings per Share 1. Inconsistent with the requirements of ASC 260, but for illustrative purposes, this analysis uses hypothetical shares prices and not the actual average share price for the period as required under US GAAP. 2. The conversion rate for the Company's outstanding Mandatory Convertible Preferred Share into the Company's Common Stock was determined using the conversion rate as outlined in the June 14, 2021 Mandatory Convertible Preferred Share offerings documents. If the Company's common stock is between $26.00 and $31.20 the conversation rate will fluctuate and if the value is below $26.00 or above $31.20 the conversion rate will be set. 3. Debt and cash amounts reflect 9/30/21 balances. This also reflects the $2,000 in restricted cash obtained from the issuance of the Unsecured and Secured notes. 4. Per the requirements of the Treasury Stock Method this excludes all management options that are antidilutive at the assumed share prices in this analysis and includes consideration of unrecognized compensation costs. 5. Consists of actual 2019, 2020, and 2021 issued RSUs, as well as forecasted RSUs for Q4 of 2021 and their related activity. This includes forecasted issuances of 25.1M RSUs in the remainder of 2021. 6. Consistent with the requirements of ASC 260, performance conditions for 0.6M of the PSUs granted in 2020 are not likely to be achieved as of this time, and therefore are excluded from this dilution analysis. Market conditions for 0.3M of the PSUS granted in 2020 are likely to be achieve based on the stock price's performance in the past year, and therefore are included in this dilution analysis. This figure includes one third of the PSUs issued in Q1 2021, Q2 2021, Q3 2021 as it has been deemed probable that the performance condition will be met. It does not include the portion of Q1 2021 PSU grants that do not have identified performance conditions yet. Additionally, it does not include forecasted grants for the remainder of 2021 as we are unable to determine the probability of achieving related performance conditions at this time. 7. The remaining approved share buyback amount of $185M is included and the relevant shares are divided equally between buybacks in the months of November 2021, December 2021, and January 2022. The weighted average associated with shares repurchased in November and December 2021 are reflected here. Comments

20 Reconciliation of Non-GAAP Financial Measures and Required Reported Data Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the earliest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods. 1. Reflects the deferred revenues adjustment made as a result of purchase accounting. Variance Increase/ (Decrease) Percentage of Factors Increase/(Decrease) Three Months Ended September 30, Total Variance (Dollars) Total Variance (Percentage) Acquisitive Disposal FX Impact Organic (in millions, except percentages) 2021 2020 Subscription revenues $ 246.5 $ 222.1 $ 24.4 11.0% 11.2% (4.4) % 1.0% 3.2 % Re-occurring revenues 110.4 — 110.4 100.0% 100.0% — % — % — % Transactional revenues 85.4 64.4 21.0 32.5% 37.3% (7.9) % 0.4% 2.7 % Deferred revenues adjustment1 (0.1) (2.1) 2.0 96.6% (2.4) % — % — % 99.0 % Revenues, net $ 442.1 $ 284.4 $ 157.8 55.5% 56.0% (5.2) % 0.8% 3.9 % Deferred revenues adjustment 0.1 2.1 (2.0) 96.6% (2.4) % — % — % 99.0 % Adjusted revenues, net $ 442.2 $ 286.5 $ 155.7 54.4% 55.6% (5.2) % 0.8% 3.1%

21 Reconciliation of Non-GAAP Financial Measures Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the earliest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, for the periods indicated, as well the drivers of the variances between periods. 1. Reflects the deferred revenues adjustment made as a result of purchase accounting. Variance Increase/ (Decrease) Percentage of Factors Increase/(Decrease) Nine Months Ended September 30, Total Variance (Dollars) Total Variance (Percentage) Acquisitive Disposal FX Impact Organic (in millions, except percentages) 2021 2020 Subscription revenues $ 725.1 $ 631.9 $ 93.2 14.8% 12.7% (4.4)% 3.0% 3.5% Re-occurring revenues 336.2 — 336.2 100.0% 100.0% —% —% —% Transactional revenues 259.3 174.0 85.3 49.0% 46.6% (9.0)% 2.1% 9.4% Deferred revenues adjustment1 (4.5) (7.4) 3.0 39.8% (59.3)% —% —% 99.1% Revenues, net $ 1,316.2 $ 798.5 $ 517.7 64.8% 61.7% (5.4)% 2.8% 5.7% Deferred revenues adjustment1 4.5 7.4 (3.0) (39.8)% 59.3% —% —% (99.1)% Adjusted revenues, net $ 1,320.7 $ 805.9 $ 514.8 63.9% 61.7% (5.4)% 2.8% 4.8%

Reconciliation of Non-GAAP Financial Measures

(in millions)	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income (loss) attributable to ordinary shares	$ 0.9	$ (182.0)	$ (105.3)	$ (336.9)
Dividends on preferred shares	22.4	—	22.4	—
Net income (loss)	$ 23.3	$ (182.0)	$ (82.9)	$ (336.9)
Provision (benefit) for income taxes	3.6	4.3	18.0	13.7
Depreciation and amortization	130.7	68.6	392.5	176.2
Interest expense and amortization of debt discount, net	65.2	20.2	141.2	72.3
Deferred revenues adjustment(1)	0.1	2.1	4.5	7.4
Transaction related costs(2)	11.9	34.9	(1.6)	70.2
Share-based compensation expense	12.0	6.8	38.5	31.1
Restructuring and impairment(3)	15.6	3.2	122.0	26.8
Mark to market adjustment on financial instruments	(83.0)	144.8	(113.2)	224.2
Other (5)	10.7	5.2	24.8	1.6
Adjusted EBITDA	$ 190.0	$ 108.2	$ 543.8	$ 286.6
Adjusted EBITDA Margin	43.0 %	37.8 %	41.2 %	35.6 %

Clarivate™

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020, as well as the approved One Clarivate restructuring program in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of December 31, 2020.

22

Reconciliation of Non-GAAP Financial Measures

(in millions)		Twelve Months Ended September 30, 2021
Net loss attributable to ordinary shares	$	(80.3)
Dividends on preferred shares		22.4
Net loss	$	(57.8)
Provision for income taxes		2.0
Depreciation and amortization		519.5
Interest, net		180.8
Deferred revenues adjustment(1)		20.1
Transaction related costs(2)		25.7
Share-based compensation expense		49.0
Gain on sale of Techstreet		(28.1)
Restructuring and impairment(3)		142.8
Mark to market adjustment on financial instruments(4)		(132.3)
Other(5)		22.2
Adjusted EBITDA	$	743.9
Realized foreign exchange gain		4.6
Bioinfogate Adjusted EBITDA impact(6)		0.3
Cost savings(7)		59.0
Standalone Adjusted EBITDA	$	807.8

Descriptions

Adjusted EBITDA and Standalone Adjusted EBITDA Adjustments

1. Reflects the deferred revenues adjustments recorded as a result of purchase accounting for acquired businesses.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
3. Reflects costs related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of December 31, 2020.
6. Represents the acquisition Adjusted EBITDA for the period beginning October 1, 2020 through the respective acquisition date of August 3, 2021 for Bioinfogate to reflect the company's Standalone Adjusted EBITDA as though acquisitions occurred at the beginning of the presented period.
7. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

Clarivate™

23

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share amounts)	Three Months Ended September 30, 2021 Amount	Three Months Ended September 30, 2021 Per Share	Three Months Ended September 30, 2020 Amount	Three Months Ended September 30, 2020 Per Share
Net income (loss) attributable to ordinary shares	$ 0.9	$ —	$ (182.0)	$ (0.47)
Dividends on preferred shares	22.4	0.06	—	—
Net income (loss)	$ 23.3	$ 0.06	$ (182.0)	$ (0.47)
Deferred revenues adjustment(1)	0.1	—	2.1	0.01
Transaction related costs(2)	11.9	0.02	34.9	0.09
Share-based compensation expense	12.0	0.02	6.8	0.02
Amortization related to acquired intangible assets	110.9	0.16	49.0	0.12
Restructuring and impairment(3)	15.6	0.02	3.2	0.01
Mark to market adjustment on financial instruments(4)	(83.0)	(0.12)	144.8	0.36
Interest on new debt held in escrow(5)	27.7	0.04	—	—
Other(6)	10.7	0.02	5.2	0.01
Income tax impact of related adjustments	(15.5)	(0.02)	(5.5)	(0.01)
Adjusted net income and Adjusted Diluted EPS	$ 113.6	$ 0.16	$ 58.5	$ 0.14
Weighted average ordinary shares (Diluted)	699,822,054		407,577,327	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment as a result of purchase accounting.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
3. Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on the principal related to the 2021 debt offering, currently held in escrow until the completion of the pending acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Clarivate™

24

25 Net Cash Provided By (Used In) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow Descriptions Free Cash Flow and Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs primarily related to restructuring and lease-exit activities associated with the acquisition of DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. 2. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 3. Includes cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives, costs for which were largely wound down by the end of December 31, 2020, as well as other costs that do not reflect our ongoing operating performance. 4. In 2020, includes cash payments to Thomson Reuters under the Transition Services Agreement. Nine Months Ended September 30, (in millions) 2021 2020 Net cash provided by operating activities $ 305.5 $ 128.0 Capital expenditures (86.2) (78.6) Free cash flow $ 219.3 $ 49.4 Cash paid for restructuring costs(1) 65.8 18.9 Cash paid for transaction related costs(2) 21.2 39.4 Cash paid for transition, integration and other costs(3) 1.5 17.0 Cash paid for transition services agreement(4) — (2.2) Cash paid for debt issuance costs 7.8 7.7 Cash received for hedge accounting transactions — (1.7) Adjusted free cash flow $ 315.6 $ 128.5 Reconciliation of Non-GAAP Financial Measures September 30, 2021 December 31, 2020(in millions) Total debt outstanding $ 5,368.5 $ 3,547.4 Cash and cash equivalents 2,479.9 257.7 Total net debt outstanding $ 2,888.6 $ 3,289.7 Debt to Net Debt

Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Adjusted Revenues, net, Adjusted EBITDA and Adjusted EBITDA Margin for the Outlook for 2021 and reconciles this measure to Revenues for the same period:

Adjusted Revenues, Net

	Year Ending December 31, 2021 (Forecasted)	
(in millions)	Low	High
Revenues, net	$ 1,796.1	$ 1,836.1
Deferred revenues adjustment(1)	3.9	3.9
Adjusted revenues, net	$ 1,800.0	$ 1,840.0

Descriptions

1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.

Adjusted EBITDA

	Year Ending December 31, 2021 (Forecasted)	
($ in millions)	Low	High
Net loss attributable to ordinary shares	$ (102.8)	$ (72.8)
Dividends on preferred shares(1)	41.3	41.3
Net loss	(61.5)	(31.5)
Provision for income taxes	40.0	40.0
Depreciation and amortization	517.0	517.0
Interest expense and amortization of debt discount, net	199.5	199.5
Deferred revenue adjustment(2)	3.9	3.9
Restructuring and impairment(3)	126.5	126.5
Transaction related costs(4)	1.6	1.6
Mark to market adjustment on financial instruments(5)	(113.2)	(113.2)
Share-based compensation expense	56.4	56.4
Other(6)	24.8	24.8
Adjusted EBITDA	$ 795.0	$ 825.0

Descriptions

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.
2. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.
3. Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
5. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.

Adjusted EBITDA Margin

	Year Ending December 31, 2021 (Forecasted)	
($ in millions)	Low	High
Revenues, net	1,800.0	1,840.0
Adjusted EBITDA	795.0	825.0
Adjusted EBITDA Margin	44 %	45 %

Clarivate™

26

Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2021 and reconciles this measure to our Net loss for the same period:

Net Loss Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS

(in millions, except per share amounts)	Year Ending December 31, 2021 (Forecasted) Low Per Share	High Per Share
Net loss attributable to ordinary shares	(0.15)	(0.09)
Dividends on preferred shares(1)	0.06	0.06
Net loss	(0.09)	(0.03)
Restructuring and impairment(2)	0.19	0.19
Transaction related costs(3)	—	—
Share-based compensation expense	0.08	0.08
Amortization related to acquired intangible assets	0.65	0.65
Mark to market adjustment on financial instruments(4)	(0.17)	(0.17)
Interest on debt held in escrow(5)	0.07	0.07
Other(6)	0.04	0.04
Income tax impact of related adjustments	(0.09)	(0.09)
Adjusted Diluted EPS	0.70	0.74
Weighted average ordinary shares (Diluted)(7)	668,402,150	

Descriptions

Adjusted Diluted EPS Adjustments

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.
2. Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.
3. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred on the principal related to the 2021 debt offering, currently held in escrow until the completion of the pending acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.
7. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the "if-converted" method of share dilution.

Clarivate™

27

28 Year Ending December 31, 2021 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 403.2 $ 453.2 Capital expenditures (123.0) (123.0) Free Cash Flow $ 280.2 $ 330.2 Cash paid for restructuring costs(1) 81.6 81.6 Cash paid for transaction related costs(2) 38.6 38.6 Cash paid for other costs(3) 1.5 1.5 Cash paid for interest on debt held in escrow(4) 48.1 48.1 Adjusted Free Cash Flow $ 450.0 $ 500.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs related to restructuring and lease- exit activities associated with the acquisition of primarily DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. 2. Includes cash paid for costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 3. Reflects cash paid for other costs that do not reflect our ongoing operating performance. 4. Reflects cash payments for the interest expense incurred on the principal related to the 2021 debt offering, currently held in escrow until the completion of the pending acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the pending acquisition. Reconciliation of Non-GAAP Financial Measures Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and reconciles this measure to our Net cash provided by operating activities for the same period: